UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 6, 2006

CASCADE CORPORATION

(Exact name of registrant as specified in charter)

Oregon	1-12557	93-0136592
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2201 N.E. 201st Avenue
Fairview, Oregon 97024-9718

(Address of principal executive offices) (Zip Code)

(503) 669-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 6, 2006, the Board of Directors of Cascade Corporation approved revised compensation arrangements for the corporation’s  non-employee directors. The changes in directors’ compensation were to (1) increase the fee payable for each board and committee meeting attended from $1,000 to $1,500 effective June 7, 2006, (2) increase the annual cash retainer paid to the chair of the Audit Committee from $10,000 to $12,000, and (3) increase the annual cash retainer paid to the chairs of the Nominating and Governance Committee and the Compensation Committee from $3,000 to $6,000. Directors will not be compensated for minor telephonic meetings.

Each non-employee director other than the Chairman will continue to receive an annual retainer of $24,000. The Chairman will continue to receive an annual retainer of $75,000. Non-employee directors will also continue to receive an award of 5,000 stock appreciation rights upon initial election to the board by the shareholders of Cascade and an annual award of 2,700 stock appreciation rights. Directors are also reimbursed for travel and other expenses attendant to their service as board members of Cascade.

Item 2.02. Results of Operations and Financial Condition.

On June 7, 2006, Cascade issued a press release announcing results for its first fiscal quarter ended April 30, 2006, and held a conference call regarding the results. The press release is included as Exhibit 99.1 and the transcript of the conference call is included as Exhibit 99.2 to this Form 8-K. This discussion, as well as the press release and the transcript, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference in any filing under the Securities Act of 1933.

Item 8.01. Other Events

On June 6, 2006, Cascade held its 2006 Annual Meeting of Shareholders at its Corporate Headquarters in Fairview, Oregon. The transcript from the meeting is included as Exhibit 99.3 to this Form 8-K. This transcript shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits. The following exhibits are included with this report:

99.1  Press release issued on June 7, 2006.

99.2  Transcript of conference call held on June 7, 2006.

99.3  Transcript of Annual Meeting held on June 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cascade Corporation

By:	/s/ JOSEPH G. POINTER
Joseph G. Pointer Secretary

Dated: June 12, 2006